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Exhibit 3.2

BY-LAWS

OF

THE HOME DEPOT, INC.

(As amended and restated effective May 29, 2003)

ARTICLE I.

MEETINGS OF STOCKHOLDERS

        SECTION l. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as shall have been properly brought before the meeting shall be held on such date and at such time and place as the Board of Directors may by resolution provide. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder: (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) the subject matter thereof must be a matter which is a proper subject matter for stockholder action at such meeting.

        With regard to business to be brought before an annual meeting occurring in 2004 or thereafter, and except as otherwise provided in the Certificate of Incorporation, to be considered timely notice, a stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date of the previous year's annual meeting, then a stockholder's notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made. Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (b) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the stockholders of the Corporation, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

        Notwithstanding the foregoing provisions of this Section 1, a stockholder who seeks to have any proposal included in the Corporation's proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended. The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

        Notwithstanding the foregoing provisions of this Section 1, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present an item of business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

        SECTION 2. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

        SECTION 3. Written notice of each annual or special meeting of the stockholders, specifying the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given at least ten (10) but not more than sixty days (60) prior to such meetings to each stockholder entitled to vote at such meeting; provided, however, that notice of any meeting to take action on a proposed merger or consolidation of the Corporation or on a proposed sale of all or substantially all of the assets of the Corporation shall be given at least twenty (20) but not more than sixty days (60) prior to such meeting. Notice of a special meeting of the stockholders shall also state the purpose or purposes for which the meeting is called. Each notice of a special meeting of stockholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting.

        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        A written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        SECTION 4. Every annual meeting of the stockholders shall be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of any such meeting, and every special meeting shall be held at such place within or without the State of Delaware as may be stated in the notice of such special meeting. The Board of Directors may determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communications in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

        SECTION 5. No business shall be transacted at any special meeting of the stockholders except that business which related to the purpose or purposes set forth in the notice of the meeting.

        SECTION 6. At each meeting of the stockholders there shall be present, either in person or by proxy, the holders of a majority of the shares of the Corporation entitled to vote thereat in order to constitute a quorum. Any meeting of the stockholders at which a quorum is not present may be adjourned from time to time to some other time by a majority of the stockholders represented thereat, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

        SECTION 7. At all meetings of the stockholders, all questions, other than the election of directors and except as otherwise required by the laws of the State of Delaware or as otherwise provided in the Certificate of Incorporation, shall be determined by a majority of the votes cast at the meeting of the holders of shares entitled to vote thereon. Directors shall be elected by a plurality of the votes cast. Upon all questions, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share of common stock standing in his name on the books of the Corporation and qualified to vote.

        SECTION 8. At all meetings of the stockholders, absent stockholders entitled to vote thereat may vote by proxy or by the attorney-in-fact thereof. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the laws of the State of Delaware.

        SECTION 9. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II.

DIRECTORS

        SECTION 1. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as otherwise provided by law and except as hereinafter otherwise provided for filling vacancies, the directors of the Corporation shall be elected by the stockholders entitled to vote at the annual meeting of the stockholders, to hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation or removal.

        SECTION 2. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

        SECTION 3. Special meetings of the Board of Directors shall be called at any time by the Secretary at the direction of the Chairman of the Board, the President or a majority of the directors then in office.

        SECTION 4. Written notice of the time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight hours before the start of the meeting, or if sent by first class mail, at least seven days before the start of the meeting. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

        SECTION 5. Members of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

        SECTION 6. A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present without any notice other than an announcement at the meeting at which the adjournment is taken.

        SECTION 7. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (v) amend the By-Laws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

        SECTION 8. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        SECTION 9. The Board of Directors of the Corporation shall consist of not less than three nor more than fifteen members, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

        SECTION 10. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE III.

OFFICERS

        SECTION 1. The Board of Directors shall appoint a Chairman of the Board, a President, a Treasurer and a Secretary. The Board may at any time appoint one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers and agents with such powers and duties as it shall deem necessary. Each such officer shall serve from the time of his appointment until a successor shall be chosen and qualified or until his earlier resignation or removal.

        SECTION 2. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. He shall be the chief executive officer and head of the Corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the Corporation. He shall vote any shares of stock or other voting securities owned by the Corporation. In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

        SECTION 3. The President shall be the chief operating officer of the Corporation and, subject to the Board of Directors and the Chairman of the Board, shall have control of the operational aspects of the business and affairs of the Corporation. He shall see that all orders of the Chairman of the Board are carried into effect, and shall perform all other duties necessary to his office or properly required of him by the Board or the Chairman of the Board. The President, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors.

        SECTION 4. Vice Presidents shall perform such duties and have such powers as the Board of Directors, the Chairman of the Board, the President or another more senior Vice President shall designate from time to time. During the absence or disability of the President, or during a vacancy in the office of President, the Vice President with the greatest seniority shall perform the duties and have the powers of the President.

        SECTION 5. The Secretary shall have custody of the seal of the Corporation. He shall keep the minutes of the Board of Directors, and of the stockholders, and shall attend to the giving and serving of all notices of the Corporation. He shall have charge of the certificate book and such other books and papers as the Board may direct; and he shall perform such other duties as may be incidental to his office or as may be assigned to him by the Board of Directors. He shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their respective addresses, the number of shares registered in the name of each, and the dates when they respectively became the owners of record thereof, and such books shall be open for inspection as prescribed by the laws of the States of Delaware. During the absence or disability of the Secretary, or during a vacancy in the office of Secretary, the Assistant Secretary with the greatest seniority shall perform the duties and have the powers of the Secretary.

        SECTION 6. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks as the Board of Directors may determine. During the absence or disability of the Treasurer, or during a vacancy in the office of Treasurer, the Assistant Treasurer with the greatest seniority shall perform the duties and have the powers of the Treasurer.

ARTICLE IV.

RESIGNATIONS, REMOVALS AND VACANCIES

OF DIRECTORS AND OFFICERS

        SECTION 1. Any director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time be fixed in the resignation and in that case from that time. The acceptance of a resignation shall not be required to make it effective. Nothing herein shall be deemed to affect any contractual rights of the Corporation.

        SECTION 2. Any officer may be removed with or without cause at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contractual rights, if any. The election or appointment of an officer shall not of itself create contractual rights. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

        SECTION 3. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority vote of the Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and directors so chosen shall hold office until such director's successor shall have been duly elected and qualified. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

ARTICLE V.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        SECTION 1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        SECTION 2. Subject to any applicable laws, the Corporation shall pay the expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Expenses incurred by former directors and officers or other employees and agents of the Corporation may be advanced upon such terms and conditions as the Corporation deems appropriate.

        SECTION 3. If a claim for indemnification or payment of expenses (including attorneys' fees) under this Article is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, subject to any applicable laws, the claimant shall be entitled to be paid the expense (including attorneys' fees) of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        SECTION 4. The rights conferred on any person by this Article shall not contravene the provisions of any applicable laws and such rights shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise.

        SECTION 5. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

        SECTION 6. The Corporation may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        SECTION 7. The rights provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Subject to any applicable laws, all rights provided by or granted pursuant to this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article shall not in any way diminish any rights to indemnification of such directors, officers, employees or agents, or the obligations of the Corporation arising hereunder.

ARTICLE VI.

COMMON STOCK

        SECTION 1. Certificates for shares of the common stock of the Corporation shall be numbered and registered on the books of the Corporation in the order in which they shall be issued and shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        SECTION 2. Transfers of shares shall be made upon the books of the Corporation (i) only by the holder thereof, in person or by power of attorney duly executed and filed with the Corporation (ii) upon the surrender to the Corporation of the certificate or certificates for such shares.

        SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to indemnify the Corporation in such manner as the Board of

Directors shall require and/or to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

        SECTION 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise may be provided by the General Corporation Law of the State of Delaware.

ARTICLE VII.

CHECKS, DRAFTS AND NOTES

        The Chairman of the Board or the President or any officers designated by resolution of the Board of Directors shall sign all checks and drafts necessary to be drawn and may accept any drafts drawn upon the Corporation in due course of business. No check or draft shall be endorsed by the Corporation and no promissory note, bond, debenture or other evidence of indebtedness shall be made, signed, issued or endorsed by the Corporation unless signed by the Chairman or the President or any officer designated under powers given by a resolution of the Board except that any officer may endorse for collection or deposit only, expressly stating the purpose of such endorsements, checks, drafts and promissory notes to the order of the Corporation.

ARTICLE VIII.

SEAL

        The seal of the Corporation shall be in the custody of the Secretary. It shall be circular in form and shall have engraved upon it the name of the Corporation arranged in a circle and the words and figures "Incorporated 1978 Delaware" across the center of the space enclosed.

ARTICLE IX

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

        The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (Business Combination with Interested Stockholders). This Article X shall not be amended only by the affirmative vote of a majority of the Corporation's stockholders entitled to vote on such matter.

ARTICLE X.

NOTICES

        SECTION 1. Whenever, under any provisions of these By-Laws, notice is required to be given to any stockholder, the same shall be given in writing, either (a) by personal delivery or by mailing such notice to the stockholder's last known post office address as the same shall appear on the record of stockholders of the Corporation or its transfer agent or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to him at some other address, then addressed to him at such other address, or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        SECTION 2. Any notice required to be given to any director may be given by the methods stated in Section 1 above. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

        SECTION 3. All notices given by mail, as above provided, shall be deemed to have been given when deposited, postage prepaid, in a United States post office or official depository. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the Corporation.

        SECTION 4. Whenever notice is to be given to the Corporation by a stockholder under any provision of law or of the Certificate of Incorporation or the By-Laws of the Corporation, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation. If delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation's most recent proxy statement.

ARTICLE XI.

ELECTRONIC TRANSMISSION

        When used in these By-Laws, the terms "written" and "in writing" shall include any "electronic transmission," as defined in Section 232(c) of the General Corporation Law of the State of Delaware, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE XII.

AMENDMENT OF BY-LAWS

        Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation by the affirmative action of a majority of its members. The By-Laws may be adopted, amended or repealed by the affirmative vote a majority of the shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such proposed adoption, amendment or repeal be contained in the notice of such meeting.

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BY-LAWS OF THE HOME DEPOT, INC. (As amended and restated effective May 29, 2003)